SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 3, 2006

Date of report (Date of earliest event reported):

THE FINOVA GROUP INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11011 (Commission File Number)	86-0695381 (I.R.S. Employer Identification No.)

4800 N. Scottsdale Road, Scottsdale Arizona (Address of Principal Executive Offices)	85251-7623 (Zip Code)

(480) 636-4800

(Registrant's telephone number)

 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01. Other Events.

The FINOVA Group Inc. ("FINOVA") is filing this report to announce a partial principal prepayment to be made effective on May 15, 2006 (the "Prepayment Date"), to holders of record as of 5:00 p.m., New York City time, on May 8, 2006 (the "Record Date") on its 7.5% Senior Secured Notes Due 2009 with Contingent Interest Due 2016 (the "Notes"). The partial principal prepayment is $59,358,980. The Prepayment Date is also an Interest Payment date for the Notes, so interest is scheduled to be paid on all Notes through the day preceding the Prepayment Date.

On April 3, 2006, FINOVA advised The Bank of New York, the Trustee of the Notes, that it would make the partial prepayment noted above. Including the May 2006 prepayment, FINOVA will have prepaid 47% of the $2,967,949,000 principal amount outstanding as of December 31, 2003.

This prepayment plus the other prepayments of principal that FINOVA has made on the Notes are listed below:
Prepayment Date	Record Date	Principal Amount	Cumulative % of Principal Prepaid
May 15, 2004*	May 10, 2004	$237,500,000	Approximately 8%
August 16, 2004	August 9, 2004	$326,410,310	19%
October 15, 2004	October 7, 2004	$118,717,960	23%
November 15, 2004	November 5, 2004	$118,717,960	27%
January 18, 2005	January 10, 2005	$178,076,940	33%
February 15, 2005	February 8, 2005	$ 59,358,980	35%
March 15, 2005	March 8, 2005	$ 59,358,980	37%
May 15, 2005**	May 9, 2005	$ 59,358,980	39%
August 15, 2005	August 8, 2005	$ 89,038,470	42%
November 15, 2005	November 7, 2005	$ 29,679,490	43%
January 17, 2006	January 9, 2006	$ 29,679,490	44%
February 15, 2006	February 8, 2006	$ 29,679,490	45%
May 15, 2006	May 8, 2006	$ 59,358,980	47%

* Paid on May 17, 2004

** Paid on May 16, 2005

The Trustee has agreed to issue the following Notice of Partial Prepayment to holders of Notes:

NOTICE OF PARTIAL PREPAYMENT

The FINOVA Group Inc.

7.5% Senior Secured Notes Maturing 2009

With Contingent Interest Due 2016

CUSIP No. 317928AA7*

To: The Holders of the FINOVA Group Inc.'s 7.5% Senior Notes due (the Notes)

NOTICE IS HEREBY GIVEN, pursuant to Sections 3.03, 3.07 and 4.06 of the Indenture dated as of August 22, 2001 (the "Indenture") between The FINOVA Group Inc., as Issuer, and The Bank of New York, as Trustee, that $59,358,980 aggregate principal amount (the "Partial Prepayment") of the Issuer's 7.5% Senior Secured Notes Maturing 2009, with Contingent Interest Due 2016 (the "Notes") will be prepaid on May 15, 2006 (the "Prepayment Date). The Prepayment Date is also an Interest Payment date, so interest is scheduled to be paid on all Notes through the day preceding the Prepayment Date. Payments of principal and interest will be made to holders of record as of 5:00 p.m., New York City time, on May 8, 2006 (the "Record Date"), which is the fifth business day preceding the Prepayment Date. Payments will be made pro-rata on the Notes.

Payment of the Partial Prepayment on the Notes will be payable without physical presentation and surrender of the Notes to the Trustee, as Paying Agent. The Trustee can be reached at the following address:

If by Mail: The Bank of New York P.O. Box 396 East Syracuse, New York 13057 Attn: Corporate Trust Operations	If by Delivery: The Bank of New York 111 Sanders Creek Parkway East Syracuse, New York 13057 Attn: Corporate Trust Operations

Provided that the Issuer makes the Partial Prepayment, the portion of the Notes prepaid will no longer be outstanding after the Prepayment Date other than the right of holders thereof to receive their pro rata share of the Partial Prepayment, and all rights with respect to the Notes to the extent of the Partial Prepayment will cease to accrue on the Prepayment Date. Interest on the Notes to the extent of the Partial Prepayment will cease to accrue on and after the Prepayment Date.

IMPORTANT NOTICE

Federal tax law requires that the Trustee withhold 30% of your payment unless (a) you qualify for an exemption or (b) you provide the Trustee with your Social Security Number or Federal Employer Identification Number and certain other required certifications. You may provide the required information and certifications by submitting a Form W-9, which may be obtained at a bank or other financial institution.

By: The Bank of New York

as Trustee

April __, 2006

___________

*The Trustee is not responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness. The CUSIP number is included solely for convenience of the Holders.

Certain statements in this report are forward-looking, in that they do not discuss historical fact, but instead note future expectations. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements. Those factors include FINOVA's ability to repay its outstanding indebtedness and/or generate returns for its creditors or stockholders.

FINOVA does not intend to update forward-looking statements to reflect actual results or changes in assumptions or other factors that could affect those statements. FINOVA cannot predict the risk from reliance on forward-looking statements in light of the many factors that can affect their accuracy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINOVA GROUP INC.
Date: April 3, 2006	By:	/s/ Philip A. Donnelly Philip A. Donnelly Senior Vice President General Counsel & Secretary